                                 AMENDMENT NO. 1
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                             (INVESTOR CLASS SHARES)

         The Amended and Restated Master Distribution Plan (the "Plan"), effective July 1, 2004, pursuant to Rule 12b-1, is hereby amended, effective ______________, 2004, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                             (INVESTOR CLASS SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Investor Class Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Investor Class Shares of each Portfolio to the average daily net assets of the Investor Class Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Investor Class Shares of the Portfolio.

                                                                  MINIMUM
                                                                   ASSET
        AIM EQUITY FUNDS                                           BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                                  -------        -------         ---------

        AIM Blue Chip Fund                                         0.00%          0.25%           0.25%
        AIM Capital Development Fund                               0.00%          0.25%           0.25%
        AIM Large Cap Basic Value Fund                             0.00%          0.25%           0.25%


                                                                  MINIMUM
                                                                   ASSET
        AIM INTERNATIONAL MUTUAL FUNDS                             BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                                  -------        -------         ---------

        INVESCO International Core Equity Fund                     0.00%          0.25%            0.25%

                                                                  MINIMUM
                                                                   ASSET
        AIM SECTOR FUNDS                                           BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                                  -------        -------         ---------

        INVESCO Energy Fund                                        0.00%          0.25%            0.25%
        INVESCO Financial Services Fund                            0.00%          0.25%            0.25%
        INVESCO Gold & Precious Metals Fund                        0.00%          0.25%            0.25%
        INVESCO Health Sciences Fund                               0.00%          0.25%            0.25%
        INVESCO Leisure Fund                                       0.00%          0.25%            0.25%
        INVESCO Utilities Fund                                     0.00%          0.25%            0.25%

                                                                  MINIMUM
                                                                   ASSET
        AIM STOCK FUNDS                                            BASED         MAXIMUM          MAXIMUM
                                                                   SALES         SERVICE         AGGREGATE
        PORTFOLIO - INVESTOR CLASS SHARES                         CHARGE           FEE              FEE
                                                                  -------        -------         ---------

        INVESCO Mid-Cap Growth Fund                                0.00%          0.25%            0.25%
        INVESCO S&P 500 Index Fund                                 0.00%          0.25%            0.25%"



All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: ____________, 2004